                                                                   EXHIBIT 99.2


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            FARGO MFG. COMPANY, INC.

                UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW

         FIRST: The name of the corporation is Fargo Mfg. Company, Inc.

         SECOND: The certificate of incorporation of the corporation was filed by the Department of State on January 3, 1946.

         THIRD: The certificate of incorporation of the corporation, as heretofore amended, is hereby changed to effect changes authorized by the Business Corporation Law, to wit:

          to change the post office address to which the secretary of state shall mail a copy of any process against the corporation served upon him to 130 Salt Point Road, P.O. Box 2900, Poughkeepsie, New York 12603-1016.

         To accomplish the foregoing change, the paragraph of the certificate of incorporation of the corporation, relating to the location of the corporation's office and service of process, is hereby amended to read as set forth in Paragraph "SIXTH" of the certificate of incorporation of the corporation, as hereinafter restated.

         Paragraphs "NINTH", "TENTH" and "ELEVENTH" of the certificate of incorporation of the corporation are hereby removed, and the remaining provisions of the certificate of incorporation of the corporation are hereby renumbered as hereinafter provided.

         FOURTH: The restatement of the certificate of incorporation of the corporation herein provided for was authorized by the Board of Directors of the corporation pursuant to Sections 803(b) and 807(a) of the Business Corporation Law.

         FIFTH: The text of the certificate of incorporation of the corporation is hereby restated as further amended or changed herein to read as follows:

                          CERTIFICATE OF INCORPORATION
                                       OF
                            FARGO MFG. COMPANY, INC.

         WE, the undersigned for the purpose of forming a corporation pursuant to Article Four of the Business Corporation Law of the State of New York do hereby certify:

         FIRST: The name of the proposed corporation shall be FARGO MFG. COMPANY, INC.

         SECOND: The purposes for which it is to be formed are: To manufacture, assemble, process, design, improve, construct, buy, sell and deal in articles made of wood, metal, plastic or rubber.

         To acquire by purchase or otherwise domestic and foreign patent, patent rights, copyrights, licenses to manufacture or sell, or both, patented or copyrighted things or articles and to sell, lease or license the use of the same or otherwise dispose of the same.

         To acquire, hold, own, use and sell copyrights or similar rights, and to own, deal in and deal with any and all materials or articles of any kind in connection with any of the above said objects.

         To make, manufacture, purchase or otherwise acquire, hold, own, manage, sell, pledge, transfer, export, import, trade and deal in, goods, wares and merchandise of every character and description which may lawfully be made, bought, sold or dealt in by corporation organized under Article Two of the Stock Corporation Law of the State of New York.

         To borrow money for its corporate purposes, to make, accept, indorse, execute, issue and deliver bonds, debentures, notes, bill of exchange or other obligations; to mortgage, pledge and hypothecate any stocks, notes, bonds or other evidences of indebtedness, and any other property held by it; and to lend money, with or without collateral security.

         To carry on any business or operation deemed advantageous which is incidental or accessory to any of the powers or purposes hereinbefore specified; to acquire, use, undertake, manage and dispose of contracts, properties and rights of all kinds, including the assets, franchises, business, good will and liabilities of corporations, associations, firms and individuals, and to give guaranties in respect thereto; and generally, to do anything that a natural person might lawfully do or cause to be done in connection with any of the said things.

         To take, buy, exchange, lease or otherwise acquire real estate and any interest or right therein, and to hold, own, operate, control, maintain, manage and develop the same and to construct, maintain, alter, manage and control directly or through ownership of stock in any other corporation any and all kinds of buildings, stores, offices, warehouses, mills, shops, factories, machinery and plants, and any and all other structures and erections which may at any time be necessary, useful or advantageous for the purposes of this corporation.

         To sell, assign and transfer, convey, lease, or otherwise alienate or dispose of, and to mortgage or otherwise encumber the lands, buildings, real and personal property of the corporation wherever situated, and any and all legal and equitable interests therein.

         To purchase, sell, lease, manufacture, deal in and deal with such kinds of goods, wares and merchandise, and such kinds of personal property, including patents and patent rights, chattels, easements, privileges and franchises as may lawfully be purchased, sold, produced or dealt in by corporations organized under Article Two of the Stock Corporation Law of the State of New York.

         To purchase, acquire, hold and dispose of the stocks, bonds, and other evidences of indebtedness of any corporation domestic or foreign and to issue in exchange therefor its stocks, bonds, or other obligations and to exercise in respect thereof all the rights, powers and privileges of individual owners, including the right to vote thereon; and to aid in any manner permitted by law any corporation of which any bonds or other securities or evidences of indebtedness or stocks are held by this corporation, and to do any acts or things designed to protect, preserve, improve or enhance the value of any such bonds or other securities or evidences of indebtedness or stock.

         This corporation shall have the power to conduct its business in all its branches in the State of New York, or any other State, territory or possession of the United States and in all foreign countries and generally to do all acts and things and to exercise all the powers, now or hereafter authorized by law, necessary to carry on the business of this corporation or to promote any of the objects for which this corporation is formed.

         To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law; and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

         The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

         THIRD: The aggregate number of shares which the Corporation shall have authority to issue is Three Hundred Sixty Thousand (360,000) shares of common stock, without par value, all of the same class.

         FOURTH: The office of the corporation shall be located in the Town of Poughkeepsie, County of Dutchess, New York.

         FIFTH: The duration of the corporation shall be perpetual.

         SIXTH: The Secretary of State is designated as the agent of the corporation upon whom process in any action or proceeding against the corporation may be served, and the address to which the Secretary of State shall mail a copy of process in any section or proceeding against the corporation which may be served upon him, is 130 Salt Point Road, P.0. Box 2900, Poughkeepsie, New York 12603-1016.

         SEVENTH: The Corporation shall indemnify and reimburse directors and officers of the Corporation to the full extent permitted by Section 722 (and related sections) of the Business Corporation Law of the State of New York, including any amendment to or substitutions for such sections which may be made from time to time. The personal liability of every director of the Corporation shall be limited to the full extent permitted by Section 402(b) of the Business Corporation Law of the State of New York, including any amendment to or substitution for such section which may be made from time to time.

         IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

Dated:  April 19, 1996.

                                    /s/ Richard C. Raible
                                    --------------------------------
                                    Richard C. Raible, President



                                    /s/ Keryl M. Briggs
                                    -------------------------------
                                    Keryl M. Briggs, Secretary